Exhibit 99.1

CEVA, Inc. Announces First Quarter 2016 Financial Results

•	All time-high revenues of $16.5 million, up 19% year-over-year

•	GAAP and non-GAAP EPS growth of 350% and 113% year-over-year

•	Quarterly record of 35 million CEVA-powered LTE devices shipped

MOUNTAIN VIEW, Calif. – May 02, 2016 – CEVA, Inc. (NASDAQ: CEVA), the leading licensor of signal processing IP for smarter, connected devices, today announced its financial results for the first quarter ended March 31, 2016.

Total revenue for the first quarter of 2016 was $16.5 million, a 19% increase compared to $13.8 million reported for the first quarter of 2015. First quarter 2016 licensing and related revenue was $8.6 million, 10% higher when compared to $7.8 million reported for the same quarter a year ago. Royalty revenue for the first quarter of 2016 was $7.9 million, an increase of 31% when compared to $6.0 million reported for the first quarter of 2015.

Gideon Wertheizer, Chief Executive Officer of CEVA, stated: “We are pleased to report a well-executed first quarter with all-time high quarterly revenues. The licensing environment continued to be favorable, particularly for our vision products with three new vision deals signed. Our core business in cellular, together with a diversified portfolio of enabling technologies for smarter, connected devices, allows us to consistently outpace the growth of the overall semiconductor industry and deliver value for our stockholders.”

U.S. GAAP net income for the first quarter of 2016 was $1.8 million, a 270% increase from $0.5 million reported for the same period in 2015. U.S. GAAP diluted earnings per share for the first quarter of 2016 were $0.09, an increase of 350% when compared to $0.02 for the first quarter of 2015.

Non-GAAP net income and diluted earnings per share for the first quarter of 2016 were $3.5 million and $0.17, respectively, representing a 115% and 113% increase, respectively, over the $1.6 million and $0.08 reported for the first quarter of 2015. Non-GAAP net income and diluted earnings per share for the first quarter of 2016 excluded (a) equity-based compensation expense of $1.4 million, net of taxes, and (b) the impact of the amortization of acquired intangibles and other costs of $0.3 million associated with the acquisition of RivieraWaves. Non-GAAP net income and diluted earnings per share for the first quarter of 2015 excluded (a) equity-based compensation expense of $0.8 million, and (b) the impact of the amortization of acquired intangibles and other costs, net of taxes, of $0.3 million associated with the acquisition of RivieraWaves.

During the quarter, CEVA completed eleven license agreements. Six of the agreements were for CEVA DSP cores, platforms and software and five of the agreements were for CEVA connectivity IPs. Of the eleven agreements signed during the quarter, ten were for non-baseband applications, and three were with first time customers for CEVA. Target applications for customer deployment are vision in smartphones, advanced audio for wireless speakers and sound bars and low power Bluetooth connectivity for hearing aid headsets and a variety of IoT devices. Geographically, four of the agreements signed were in the U.S, three were in Europe and four were in the APAC.

Yaniv Arieli, Chief Financial Officer of CEVA, stated: “In addition to another strong licensing quarter, our market share expansion in LTE continues, with a record thirty five million shipped units reported in the quarter, resulting in 31% year-over-year royalty revenue growth. Reflecting our confidence in our business, we repurchased approximately 180,000 shares of our common stock during the quarter for an aggregate consideration of approximately $3.4 million. At the end of the quarter, our cash balance, marketable securities and bank deposits totaled $137 million.”

CEVA Conference Call

On May 2, 2016, CEVA management will conduct a conference call at 8:30 a.m. Eastern Time to discuss the operating performance for the quarter.

The conference call will be available via the following dial in numbers:

•	U.S. Participants: Dial 1-866-364-3869 (Access Code: CEVA)

•	International Participants: Dial +1-412-902-4215 (Access Code: CEVA)

The conference call will also be available live via the Internet at the following link: https://www.webcaster4.com/Webcast/Page/984/14483. Please go to the web site at least fifteen minutes prior to the call to register, download and install any necessary audio software.

For those who cannot access the live broadcast, a replay will be available by dialing +1-877-344-7529 or +1-412-317-0088 (access code: 10084016) from one hour after the end of the call until 9:00 a.m. (Eastern Time) on May 09, 2016. The replay will also be available at CEVA’s investor web site investors.ceva-dsp.com.

For More Information Contact:

Yaniv Arieli CEVA, Inc. CFO +1.650.417.7941 yaniv.arieli@ceva-dsp.com	Richard Kingston CEVA, Inc. VP Market Intelligence, Investor & Public Relations +1.650.417.7976 richard.kingston@ceva-dsp.com

About CEVA, Inc.

CEVA is the leading licensor of signal processing IP for a smarter, connected world. We partner with semiconductor companies and OEMs worldwide to create power-efficient, intelligent and connected devices for a range of end markets, including mobile, consumer, automotive, industrial and IoT. Our ultra-low-power IPs for vision, audio, communications and connectivity include comprehensive DSP-based platforms for LTE/LTE-A/5G baseband processing in handsets, infrastructure and machine-to-machine devices, computer vision and computational photography for any camera-enabled device, audio/voice/speech and ultra-low power always-on/sensing applications for multiple IoT markets. For connectivity, we offer the industry’s most widely adopted IPs for Bluetooth (Smart and Smart Ready), Wi-Fi (802.11 b/g/n/ac up to 4x4) and serial storage (SATA and SAS). Visit us at

www.ceva-dsp.com and follow us on Twitter, YouTube and LinkedIn.

CEVA, INC. AND ITS SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME – U.S. GAAP

U.S. dollars in thousands, except per share data

	Quarter ended
	March 31,
	2016	2015
	Unaudited	Unaudited
Revenues:
Licensing and related revenues	$8,650	$7,839
Royalties	7,858	5,995

Total revenues	16,508	13,834

Cost of revenues	1,628	1,185

Gross profit	14,880	12,649

Operating expenses:
Research and development, net	7,914	7,363
Sales and marketing	2,845	2,426
General and administrative	1,990	1,972
Amortization of intangible assets	309	325

Total operating expenses	13,058	12,086

Operating income	1,822	563
Financial income (loss), net	441	(27)

Income before taxes on income	2,263	536
Income taxes	463	50

Net income	$1,800	$486

Basic and diluted net income per share	$0.09	$0.02

Weighted-average shares used to compute net income per share (in thousands):
Basic	20,520	20,418

Diluted	20,926	20,958

Unaudited Reconciliation of GAAP to Non-GAAP Financial Measures

U.S. Dollars in thousands, except per share amounts

	Quarter ended
	March 31,
	2016	2015
	Unaudited	Unaudited
GAAP net income	1,800	486
Equity-based compensation expense included in cost of revenues	60	35
Equity-based compensation expense included in research and development expenses	646	391
Equity-based compensation expense included in sales and marketing expenses	247	79
Equity-based compensation expense included in general and administrative expenses	521	344
Income tax benefit related to equity-based compensation expenses	(44)	—
Costs associated with the RivieraWaves acquisition	—	98
Amortization of intangible assets related to RivieraWaves transaction, net of taxes	309	212

Non-GAAP net income	$3,539	$1,645

GAAP weighted-average number of Common Stock used in computation of diluted net income per share (in thousands)	20,926	20,958
Weighted-average number of shares related to outstanding stock-based awards	452	114

Weighted-average number of Common Stock used in computation of diluted earnings per share, excluding the above (in thousands )	21,378	21,072
GAAP diluted earnings per share	$0.09	$0.02
Equity-based compensation expense, net of taxes	$0.07	$0.04
Costs associated with the RivieraWaves acquisition	—	$0.01
Amortization of intangible assets related to RivieraWaves transaction, net of taxes	$0.01	$0.01

Non-GAAP diluted earnings per share	$0.17	$0.08

CEVA, INC. AND ITS SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(U.S. Dollars in thousands)

	March 31,	December 31,
	2016	2015 (*)
	Unaudited	Unaudited
ASSETS
Current assets:
Cash and cash equivalents	$11,315	$18,909
Marketable securities and short term bank deposits	94,904	79,033
Trade receivables, net	6,709	4,068
Prepaid expenses and other current assets	2,935	4,017

Total current assets	115,863	106,027

Long-term assets:
Long term bank deposits	30,746	41,334
Severance pay fund	7,678	7,297
Deferred tax assets	1,928	1,628
Property and equipment, net	3,844	3,731
Goodwill	46,612	46,612
Intangible assets	3,905	4,214
Other long-term assets	3,642	1,806

Total assets	$214,218	$212,649

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Trade payables	$1,423	$693
Deferred revenues	1,429	2,763
Accrued expenses and other payables	15,926	15,527

Total current liabilities	18,778	18,983
Long-term liabilities:
Accrued severance pay	8,168	7,571

Total liabilities	26,946	26,554

Stockholders’ equity:
Common stock:	20	21
Additional paid in-capital	209,886	208,744
Treasury stock	(53,783)	(51,798)
Accumulated other comprehensive loss	(11)	(419)
Retained earnings	31,160	29,547

Total stockholders’ equity	187,272	186,095

Total liabilities and stockholders’ equity	$214,218	$212,649

(*)	Derived from audited financial statements